UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2017
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On April 24, 2017, Nu Skin Enterprises, Inc. (the "Company") entered into a Leave of Absence Agreement (the "Agreement") with M. Truman Hunt. As previously disclosed, Mr. Hunt stepped down as the Chief Executive Officer and President of the Company as of March 7, 2017 because he has accepted a three-year leadership assignment for The Church of Jesus Christ of Latter-day Saints. It is expected that Mr. Hunt will remain in active employment with the Company through June 30, 2017 to ensure a smooth transition, including service as the Vice Chairman of the Company's Board of Directors.
The Agreement includes the following terms:
Term of the Leave of Absence: The leave of absence will begin on July 1, 2017 and will terminate on September 30, 2020 unless terminated earlier by either party.
Obligations for the full term of the Agreement: During the leave of absence, Mr. Hunt will be subject to non-competition and non-solicitation covenants set forth in the Agreement, and he authorizes the Company to use his name and likeness. He also fully releases the Company from any and all claims. In exchange for Mr. Hunt's obligations and release, Mr. Hunt will be eligible to continue his health insurance benefits, and the Company will continue to provide term life insurance and a Company product allowance to Mr. Hunt.
Compensation for 2017 Service Period: The Agreement provides for certain compensation for the first half of 2017 because Mr. Hunt is actively providing service to the Company during that time.
•
Pro-rata cash incentive awards: Mr. Hunt will participate in the Company's executive cash incentive program for the second quarter of 2017 and for the 2017 annual incentive period (with any payment earned subject to the original performance requirements), except that any payment earned for the 2017 annual incentive period will be reduced by 50% to reflect that Mr. Hunt is only providing active service for half of such period.

•	Equity awards:
o
Unvested time-based stock options: The leave of absence will not be treated as "continuous service"; therefore, all unvested time-based stock options will immediately terminate at the end of Mr. Hunt's active employment.

o	Vested stock options: After the end of Mr. Hunt's active employment, all vested stock options will terminate in accordance with the awards' original terms for termination of continuous service.
o
Unvested performance-based equity awards: All unvested performance-based equity awards will immediately terminate at the end of Mr. Hunt's active employment, except that the performance-based stock options granted in March 2016 and contingent on 2017 adjusted earnings per share performance will remain eligible for vesting based on actual 2017 performance against the original performance goals, with any amount that vests reduced by 50% to reflect that Mr. Hunt is only providing active service for half of the 2017 performance period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Mark H. Lawrence
Mark H. Lawrence
 Chief Financial Officer

Date:  April 25, 2017